As filed with the Securities and Exchange Commission on June 29, 2006
                                                                                Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

                Hanger Orthopedic Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0904275
(State or other jurisdiction of	(IRS Employer Identification
incorporation or organization)	Number)

                Two Bethesda Metro Center-Suite 1200, Bethesda, Maryland 20814
(Address of Principal Executive Offices including Zip Code)

                Hanger Orthopedic Group, Inc. Amended and Restated 2002 Stock Incentive Plan
(Full title of plan)

Ivan R. Sabel
Chairman of the Board and Chief Executive Officer
Hanger Orthopedic Group, Inc.
Two Bethesda Metro Center – Suite 1200
Bethesda, Maryland 20814
(301) 986-0701
                (Name, address and telephone number of agent for service)

Copies to:

Arthur H. Bill, Esq.
Foley & Lardner LLP
3000 K Street, N.W. (Suite 500)
Washington, D.C. 20007

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $.01 par value	4,200,000 shares (3)	$8.64	$23,328,000	$2,496.10

    (1)        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

    (2)        The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on June 23, 2006 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933. The filing fee relates to the registration of 2,700,000 additional shares of common stock authorized for issuance under the Amended and Restated 2002 Stock Incentive Plan. The filing fee relating to 1,500,000 shares was previously paid by the Registrant upon its filing of Form S-8 File No. 33-91560.

    (3)        Of the 4,200,000 shares, 1,500,000 shares were registered under Form S-8 (File No. 33-91506) filed by the Registrant on June 28, 2002. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement is deemed to include such previously registered shares and such prior Registration Statements.

PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents previously filed by Hanger Orthopedic Group, Inc. (the “Company”) (SEC File No. 1-10670) with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated in this Registration Statement by reference and deemed to be a part hereof:

    1.        The Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

    2.        The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

    3.        The Company’s Proxy Statement, dated April 12, 2006;

    4.        The Company’s Current Reports on Form 8-K, dated May 23, 2006 and filed on May 30, 2006; dated and filed on May 9, 2006; dated May 3, 2006 and filed on May 8, 2006; dated and filed on May 4, 2006; dated April 26, 2006 and filed on April 27, 2006; dated March 1, 2006 and filed on March 7, 2006; and

    5.        The description of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), contained in the Company’s Registration Statement on Form 8-A, as filed on December 14, 1990 under Section 12(b) of the Exchange Act.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company’s Annual Report on Form 10-K covering such year shall not be deemed incorporated by reference in this Registration Statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable.

Item 6. Indemnification of Directors and Officers.

        The Company is permitted by Delaware law and required by its Certificate of Incorporation and its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him or her in connection with any legal action in which such person is involved by reason of his or her position with the Company unless he or she is adjudged liable for negligence or misconduct in the performance of his or her duties as a director or officer. If any such action is settled, the Company will provide indemnification only if the Board of Directors approves such settlement after receiving an opinion of counsel for the Company that settlement is in the Company’s best interest.

Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4(a)	Amended and Restated 2002 Stock Incentive Plan. (Filed herewith.)

5	Legal opinion, dated June 29, 2006, of Foley & Lardner LLP, counsel to the Company, as to the legality of shares offered. (Filed herewith.)

23(a)	Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

23(b)	Consent of Foley & Lardner LLP. (Included in Exhibit 5 hereto).

24	Power of Attorney. (Included on signature page of this Registration Statement.)

Item 9. Undertakings.

1. The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

    (A)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (ii)               If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (e)               That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424, any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant, the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant, and any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

    2.                      The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that it incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3.                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 29th day of June, 2006.

HANGER ORTHOPEDIC GROUP, INC.

By: /s/ Ivan R. Sabel
Ivan R. Sabel
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IVAN R. SABEL and/or THOMAS F. KIRK as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chairman of the Board, Chief
Executive Officer and Director
/s/ Ivan R. Sabel	(Principal Executive Officer)	June 26, 2006
Ivan R. Sabel

President, Chief Operating Officer
/s/ Thomas F. Kirk	and Director	June 26, 2006
Thomas F. Kirk

Executive Vice President and Chief
Financial Officer
/s/ George E. McHenry	(Principal Financial Officer)	June 26, 2006
George E. McHenry

Vice President of Finance and Chief
Accounting Officer
/s/ Thomas C. Hofmeister	(Principal Accounting Officer)	June 26, 2006
Thomas C. Hofmeister

/s/ Edmond E. Charrette	Director	June 26, 2006
Edmond E. Charrette, M.D

/s/ Thomas P. Cooper	Director	June 26, 2006
Thomas P. Cooper, M.D

/s/ Cynthia L. Feldmann	Director	June 26, 2006
Cynthia L. Feldmann, CPA

/s/ William R. Floyd	Director	June 26, 2006
William R. Floyd

/s/ Eric Green	Director	June 26, 2006
Eric Green

/s/ Isaac Kaufman	Director	June 22, 2006
Isaac Kaufman

/s/ H.E. Thranhardt	Director	June 26, 2006
H.E. Thranhardt

EXHIBIT INDEX

Item 8. Exhibits.

Exhibit Number	Description

4(a)	Amended and Restated 2002 Stock Incentive Plan . (Filed herewith.)

5	Legal opinion, dated June 29, 2006, of Foley & Lardner LLP, counsel to the Company, as to the legality of shares offered. (Filed herewith.)

23(a)	Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

23(b)	Consent of Foley & Lardner LLP. (Included in Exhibit 5 hereto.)

24	Power of Attorney. (Included on signature page of this Registration Statement.)